UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 18, 2004

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25395	77-0501994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Dory Road, Gloucester, MA	01930
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(978) 282-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)	Not applicable.

(b)	Resignation of Chief Executive Officer

On October 17, 2004, Varian Semiconductor Equipment Associates, Inc. (the “Company”) issued a press release announcing that Richard A. Auerlio, the Company’s current chief executive officer and chairman, will retire from his duties as chief executive officer of the Company, effective October 16, 2004, but will remain as the Company’s executive chairman. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The reader is advised to read the press release in its entirety.

(c)	Appointment of Chief Executive Officer and Director

On October 17, 2004, the Company issued a press release announcing the appointment of Gary E. Dickerson as the Company’s chief executive officer and a member of the Company’s board of directors, effective October 16, 2004. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The reader is advised to read the press release in its entirety.

Mr. Dickerson has over 25 years experience in the semiconductor industry and joins the Company from his previous position as president and chief operating officer of KLA-Tencor Corporation, a position he held until April 30, 2004. Mr. Dickerson joined KLA-Tencor Corporation in 1986 and was previously the executive vice president of the Customer Group; group vice president for the Wafer Inspection Group; and general manager of the Wisard Division.

The Company intends to file an amendment to this Form 8-K that includes a brief description of the material terms of Mr Dickerson’s employment.

Section 9 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release of Varian Semiconductor Equipment Associates, Inc. dated October 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
(Registrant)

By:	/s/ Robert J. Halliday
Name:	Robert J. Halliday
Title:	Executive Vice President and Chief Financial Officer

Date: October 18, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 17, 2004.